As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6035	33-0704889
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3756 Central Avenue, Riverside, California 92506; (951) 686-6060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig G. Blunden, President and CEO

Provident Financial Holdings, Inc.

3756 Central Avenue

Riverside, California 92506; (951) 686-6060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100	Dave M. Muchnikoff, P.C. Silver, Freedman & Taff, L.L.P. 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 (202) 295-4500

Scott Brown, Esquire

Kilpatrick Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒     333-162415

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common Stock, $0.01 par value	675,000 shares	$2.50	$1,687,500	$95

(1)	Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Based upon public offering price.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-162415), as amended, is hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b)

under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Provident Financial Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-162415), initially filed by the Company on October 9, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 9, 2009, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of businesses on December 11, 2009); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than December 11, 2009.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Exhibit Title

5.1	Opinion of Breyer and Associates, PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer and Associates, PC (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162415) filed with the Commission on October 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Riverside, State of California, on December 10, 2009.

PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
By: Craig G. Blunden Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Craig G. Blunden Craig G. Blunden	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 10, 2009

/s/ Donavon P. Ternes Donavon P. Ternes	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2009

/s/ Joseph P. Barr* Joseph P. Bar	Director	December 10, 2009

/s/ Bruce W. Bennett* Bruce W. Bennett	Director	December 10, 2009

/s/ Debbi H. Guthrie* Debbi H. Guthrie	Director	December 10, 2009

/s/ Robert G. Schrader* Robert G. Schrader	Director	December 10, 2009

/s/ Roy H. Taylor* Roy H. Taylor	Director	December 10, 2009

/s/ William E. Thomas* William E. Thomas	Director	December 10, 2009

*	By power of attorney dated October 9, 2009.

II-1

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Breyer and Associates, PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer and Associates, PC (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162415) filed with the Commission on October 9, 2009.